Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-256406), and Form S-8 (No. 333-240298; No. 333-226830; No. 333-216901; No. 333-170381; No. 333-152767; No. 333-124689; and No. 333-09062) of AstraZeneca PLC of our report dated 10 February 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

22 February 2022